EXHIBIT 35

Servicer Compliance Statement

The undersigned, the duly appointed Controller and Treasurer, respectively, of Caterpillar Financial Services Corporation, as servicer, are delivering this Servicer Compliance Statement pursuant to Section 4.10(a) of the Sale and Servicing Agreement dated as of June 1, 2006, (the “Sale and Servicing Agreement”) among Caterpillar Financial Asset Trust 2006-A, Caterpillar Financial Funding Corporation and Caterpillar Financial Services Corporation (the “Servicer”), and hereby certify that: (i) a review of the activities of the Servicer during the period from the Closing Date to December 31, 2006, and of the Servicer’s performance under the Sale and Servicing Agreement has been made under our supervision; and (ii) to the best of our knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement in all material respects throughout such period.

Dated: March 29, 2007	/s/ Steven R. Elsesser
Steven R. Elsesser
Controller

/s/ James A. Duensing
James A. Duensing
Treasurer